Exhibit 5.1

June 11, 2018

Far Point Acquisition Corporation

390 Park Avenue

New York, NY 10022

Re:	Registration Statement of Far Point Acquisition Corporation

Ladies and Gentlemen:

We have acted as counsel to Far Point Acquisition Corporation, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of (a) up to 5,750,000 additional units of the Company (collectively the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one-third of one warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrants”), and (b) all Common Stock and all Warrants to be issued as part of the Units. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-225093) (the “Registration Statement”), initially filed by the Company on May 22, 2018 and declared effective by the Commission on June 11, 2018.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, such Units will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. Common Stock. When the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. Warrants. When the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Units and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement, the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP